Exhibit 107

Calculation of Filing Fee Tables

F-1

(Form Type)

MAJESTIC IDEAL HOLDINGS LTD

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)(2)	Fee Rate	Amount of Registration Fee(2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Ordinary Shares, par value $0.0000625 per share(2)	457(o)	2,875,000	$5.00	$14,375,000	0.00014760	$2,121.75
	Equity	Ordinary Shares, par value $0.0000625 per share(2)(3)	457(g)	3,250,000	$5.00	$16,250,000	0.00014760	$2,398.5
								$4,520.25
Fees Previously Paid	Equity	Ordinary Shares, par value $0.0000625 per share(2)	457(o)	2,875,000	$5.00	$14,375,000	.0001102	$1,584.13
	Equity	Ordinary Shares, par value $0.0000625 per share(2)(3)	457(g)	1,250,000	$5.00	$6,250,000	.0001102	$688.75
								$2,272.88
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts							$30,625,000
	Total Fees Previously Paid							2,272.88
	Total Fee Offsets
	Net Fee Due							$1,476.00

(1)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rules 457(o) under the Securities Act of 1933, as amended. Includes the shares that the underwriters have the option to purchase to cover over-allotments, if any.

(2)	Calculated pursuant to Rule 457(o) under the Securities Act based on an estimate of the proposed maximum aggregate offering price.

(3)	This Registration Statement also covers the resale by the Selling Shareholder of up to 3,250,000 Ordinary Shares previously issued to the Selling Shareholder as named in the Registration Statement. Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(o) under the Securities Act of 1933, as amended.